SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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Filed by a Party other than the Registrant  [_]

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[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Liberté Investors Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTÉ INVESTORS INC.
200 Crescent Court, Suite 1365
Dallas, Texas  75201

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Liberté Investors Inc. to be held on November 9, 2001, at 10:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201. Enclosed are a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting and a form of proxy for use in voting at the meeting.

     At the annual meeting, you will be asked (i) to elect six directors of the Company, (ii) to ratify the selection of KPMG LLP as the independent accountants for the Company for the fiscal year ending June 30, 2002, and (iii) to act upon such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours, /s/ Gerald J. Ford Gerald J. Ford Chairman of the Board and Chief Executive Officer

Dallas, Texas
October 5, 2001

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage paid envelope. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.

LIBERTÉ INVESTORS INC.
200 Crescent Court, Suite 1365
Dallas, Texas  75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 9, 2001

     PLEASE TAKE NOTICE THAT the 2001 Annual Meeting of Stockholders (the “Annual Meeting”) of Liberté Investors Inc., a Delaware corporation (the “Company”), will be held on November 9, 2001, at 10:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, to consider and vote on the following matters:

(1)	Election of six Directors of the Company to serve until the next Annual Meeting of the Company’s stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

(2)	Ratification of the selection of KPMG LLP as independent accountants of the Company for the fiscal year ending June 30, 2002; and

(3)	Such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The close of business on September 21, 2001 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the offices of the Company, 200 Crescent Court, Suite 1365, Dallas, Texas 75201, and at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

By Order of the Board of Directors, /s/ Ellen V. Billings Ellen V. Billings Secretary

Dallas, Texas October 5, 2001

Liberté Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas  75201
(214) 871-5935

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 9, 2001

INTRODUCTION

     This Proxy Statement is furnished to stockholders of Liberté Investors Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on November 9, 2001, at 10:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, to consider and vote on the following matters:

(1)	Election of six Directors of the Company to serve until the next Annual Meeting of the Company’s stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

(2)	Ratification of the selection of KPMG LLP as independent accountants of the Company for the fiscal year ending June 30, 2002; and

(3)	Such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The date of this Proxy Statement is October 5, 2001. This Proxy Statement and Proxy were first mailed to stockholders of the Company on or about October 5, 2001.

     The Company’s principal offices are located at 200 Crescent Court, Suite 1365, Dallas, Texas 75201.

SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of the Company requests your Proxy for use at the Annual Meeting to be held on November 9, 2001, at 10:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, and at any adjournment or postponement of the Annual Meeting. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting in accordance with the instructions thereon.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such brokerage firms, custodians, nominees and fiduciaries. The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of common stock held of record by such brokerage firms, custodians, nominees and fiduciaries.

VOTING AND QUORUM

     The only outstanding voting securities of the Company are its shares of common stock, par value $.01 per share. On September 21, 2001, the record date for the Annual Meeting, there were 20,256,097 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

     Each outstanding share of common stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present. However, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient Proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient Proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient Proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient Proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received voting instructions with respect to a particular item.

     The election of directors requires the affirmative vote of a plurality of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular nominee.

     Ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending June 30, 2002 requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. With regard to the ratification of the selection of KPMG LLP as the Company’s independent accountants, votes may be cast in favor of or withheld. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same effect as a vote against the ratification of KPMG LLP, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification of KPMG LLP. If the appointment of KPMG LLP as the Company’s independent accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of KPMG LLP as independent accountants without the approval of the Company’s stockholders whenever the Board of Directors deems termination necessary or appropriate.

PROPOSAL ONE — ELECTION OF DIRECTORS

     The Board of Directors has designated Messrs. Gerald J. Ford, Gene H. Bishop, Harvey B. Cash, Jeremy B. Ford, Gary Shultz and Edward W. Rose, III as nominees for election as directors of the Company at the Annual Meeting. If elected, each nominee will serve until the expiration of his term at the 2002 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each nominee, see “Director Nominees and Executive Officers.”

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of all of the nominees. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

     The Board of Directors recommends that the stockholders vote FOR the election of each of these nominees.

PROPOSAL TWO — SELECTION OF INDEPENDENT ACCOUNTANTS

     On September 7, 2001, the Board of Directors ratified the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending June 30, 2002. KPMG LLP served as the Company’s independent accountants for the fiscal year ended June 30, 2001.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending June 30, 2002.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table provides information concerning the director nominees and the sole executive officer of the Company:

Name	Age	Position
Gerald J. Ford	57	Chief Executive Officer, Chairman of the
		Board and Director
Gene H. Bishop	71	Director
Jeremy B. Ford	27	Director
Harvey B. Cash	62	Director
Gary Shultz	59	Director
Edward W. Rose, III	60	Director

     The directors are elected for one year terms. Executive officers are generally elected annually by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed. A brief biography of each director nominee and the sole executive officer follows:

     Gerald J. Ford has been the Chairman of the Board, Chief Executive Officer, and a director of the Company since its formation in August 1996. Mr. Ford also serves on the Company’s Compensation Committee. Mr. Ford has also been the Chairman of the Board, Chief Executive Officer and a director of Golden State Bancorp Inc., a holding company whose only significant asset is its indirect ownership of California Federal Bank since September 1998. Mr. Ford has been Chairman of the Board, Chief Executive Officer and a director of California Federal Bank since October 1994, and of California Federal Preferred Capital Corporation since November 1996. Mr. Ford is Chairman of the Board and a director of First Nationwide Mortgage Corporation. Mr. Ford is also a director of Freeport-McMoRan Copper & Gold and McMoRan Exploration Co. He serves as a trustee of Southern Methodist University (“S.M.U.”), Southwestern Medical Foundation, Childrens Medical Foundation and Dallas Citizen’s Council; as Vice-Chairman of the Executive Board of Dedman College, S.M.U., and as a director of Dallas Boys & Girls Clubs, Inc. Mr. Ford received his B.A. degree from S.M.U. in 1966 and his J.D. degree from S.M.U. School of Law in 1969. In 1995, he was named a Distinguished Alumni of S.M.U. He is the father of Jeremy B. Ford, a director of the Company.

     Gene H. Bishop has served as a director of the Company since its formation in April 1996. Mr. Bishop also serves on the Company’s Compensation and Audit Committees. Mr. Bishop served as a trustee of the Company’s predecessor, Liberte Investors, a Massachusetts business trust from its formation in June 1969 until it was terminated in connection with the formation of the Company. From November 1991 until his retirement in October 1994, Mr. Bishop served as the Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. From October 1990 to November 1991, Mr. Bishop was the Vice-Chairman and Chief Financial Officer of Lomas Financial Corporation, a financial services company. From March 1975 to July 1990, Mr. Bishop was Chairman and Chief Executive Officer of MCorp, a bank holding company. Mr. Bishop is a director of Drew Industries, Inc., a manufacturing conglomerate, and Southwest Airlines Co., a passenger airline. Mr. Bishop has a B.B.A. in Business and Finance from the University of Mississippi.

     Jeremy B. Ford has served as a director of the Company since September 2000. Mr. Ford was an analyst with Salomon Smith Barney from 1997 to 1999, an analyst with Golden State Bancorp Inc. from 1999 to 2000, and an associate with Schroder Salomon Smith Barney during the summer of 2001. Mr. Ford has a B.B.A. in Finance from the University of Texas at Austin and currently attends Columbia Graduate Business School. He is the son of Gerald J. Ford, Chairman of the Board and Chief Executive Officer.

     Harvey B. Cash has served as a director of the Company since November 1996. Mr. Cash also serves on the Company’s Audit Committee. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash serves on the Boards of Directors of Microtune, Inc., Silicon Laboratories, I2 Technologies, Inc. and Ciena Corporation. Mr. Cash has a B.S. in Electrical Engineering from Texas A& M University and an M.B.A. from Western Michigan University.

     Gary Shultz has served as a director of the Company since November 1996. Mr. Shultz also serves on the Company’s Audit Committee. Mr. Shultz has served as President, Chief Executive Officer and a director of Global Apparel, Inc. since April 1986. Mr. Shultz has also served as owner and a director of Kingtex, Inc., a company owning several Burger King franchises, since January 1994. Mr. Shultz has a B.B.A. in Accounting from the University of North Texas.

     Edward W. Rose, III has served as a director of the Company since March 1997. Mr. Rose also serves on the Company’s Compensation Committee. Mr. Rose served as a trustee of the Company’s predecessor from April 1992 until August 1996. Since February 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. Mr. Rose is the Chairman of Drew Industries, Inc., a manufacturing conglomerate, and LBP Inc., formerly engaged in manufacturing home improvement products, and a director of ACE Cash Express, Inc., a check cashing company and of Osprey Holding, Inc. Mr. Rose has a B.S. in Engineering Science from the University of Texas and an M.B.A. from Harvard University.

MEETINGS AND COMMITTEES OF DIRECTORS

     The Company’s Board of Directors held five meetings during the Company’s fiscal year ended June 30, 2001. No director attended fewer than 75% of the board and committee meetings held last fiscal year, with the exception of Harvey B. Cash, who attended 67% of the meetings.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors has no nominating committee or other committee which performs similar functions. The Board of Directors as a whole oversees the nominating function.

     The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company’s independent accountants. On July 25, 2000, the Board of Directors adopted the Audit Committee Charter, being the written charter for the Audit Committee. A copy of the Audit Committee Charter is filed as an appendix to this Proxy Statement.

     The Audit Committee met four times during the Company’s fiscal year ended June 30, 2001. The current members of the Audit Committee are Messrs. Cash, Bishop and Shultz. The members of the Audit Committee are independent, as defined in Rule 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Requirements. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Cash, Bishop and Shultz will continue to serve as the members of the Audit Committee and Mr. Shultz will serve as Chairman of the Audit Committee for the Company’s fiscal year ending June 30, 2002.

     The Compensation Committee reviews and approves the salary and other compensation that the Company pays its sole executive officer. The Compensation Committee did not meet during the Company’s fiscal year ended June 30, 2001. The current members of the Compensation Committee are Messrs. Bishop, Rose and Gerald J. Ford. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Bishop, Rose and Gerald J. Ford will continue to serve as the members of the Compensation Committee and Mr. Bishop will serve as Chairman of the Compensation Committee for the Company’s fiscal year ending June 30, 2002.

INFORMATION REGARDING INDEPENDENT
AUDITORS AND RELATED MATTERS

Independent Auditors

     KPMG LLP served as independent auditors of the Company for the fiscal year ended June 30, 2001. On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2002. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Audit Fees

     During the fiscal year ended June 30, 2001, the Company paid its independent auditors, KPMG LLP, the amounts shown below for services in the indicated categories:

Audit Fees	$30,000
Financial Information Systems Design and Implementation Fees	0
All Other Fees	0

Total	$30,000

Report of the Audit Committee

     The Audit Committee reviews and supervises the Company’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2001 and has discussed those financial statements with the Company’s management.

     The Audit Committee has also discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, the judgments of the independent auditors concerning the quality of the Company’s accounting principles. The Audit Committee has discussed the matters with the independent auditors required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed their independence from the Company and the Company’s management with them, including a consideration of the compatibility of nonaudit services with their independence, which, during the fiscal year ended June 30, 2001, there were none.

     Based on the reviews and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended June 30, 2001 be included in the Company’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Audit Committee: Gary Shultz Gene H. Bishop Harvey B. Cash

MANAGEMENT COMPENSATION

Executive Officer Compensation

     Gerald J. Ford serves the Company as Chief Executive Officer in his capacities as one of two general partners of Hunter’s Glen/Ford, Ltd. and the sole shareholder of Ford Diamond Corporation, the other general partner of Hunter’s Glen. Hunter’s Glen owns 8,002,439 shares of the Company’s common stock. Mr. Ford did not receive any compensation from the Company during the fiscal years ended June 30, 2001, 2000 or 1999. Mr. Ford is the Company’s sole executive officer.

Trustee Retirement Plan

     The Company’s predecessor, Liberté Investors, had a retirement plan for trustees who attained the age of 75 during their term of office or who attained the age of 65 during their term of office and had served as trustee for at least 15 years. Pursuant to this retirement plan, a retiring trustee would serve as a trustee emeritus for the year immediately after his retirement and would receive compensation equal to the other trustees for such service. For the four years immediately following service as a trustee emeritus, Liberté Investors would pay the retired trustee an annual retirement benefit of $18,000. The Company assumed the obligations of Liberté Investors under this retirement plan. The Company had accrued as the sole liability under this plan $72,000 in retirement benefits payable to Mr. Bishop upon his retirement. In 1997, the Company’s Board of Directors terminated this plan and set aside $72,000 for the benefit of Mr. Bishop, with interest to accrue thereon at the rate of 6% per annum until paid to Mr. Bishop. The Company has no other obligations under such plan.

Director Compensation

     The Company currently pays each director other than Gerald J. Ford a $900 monthly retainer and an additional $500 for each meeting of the directors or any board committee meeting attended. In addition, the Company currently reimburses each director for his travel and related expenses when attending meetings or otherwise performing services on behalf of the Company.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The goals of the Company’s compensation program have been to compensate the Company’s executive officer and employees in a manner which advances the Company toward its overall business objectives, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company’s long-term success.

     The Compensation Committee periodically reviews the Company’s compensation policy and any changes to the current level of compensation of the sole executive officer is at the discretion of the Compensation Committee.

     Gerald J. Ford did not receive any compensation from the Company during the Company’s most recent fiscal year for services rendered as a director or executive officer, or in any other capacity.

Compensation Committee: Gene H. Bishop Edward W. Rose III Gerald J. Ford

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Compensation Committee of the Company for the Company’s fiscal year ended June 30, 2001 consisted of Messrs. Bishop, Rose and Gerald J. Ford, none of whom was a salaried employee of the Company or any of its subsidiaries during such year. Gerald J. Ford, however, has been an officer of the Company since August 1996. The Compensation Committee reviewed and approved the salary and other compensation that the Company paid to its sole executive officer.

PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

1.	On June 28, 1996, $100 was invested in beneficial interest in the Company’s predecessor, the Real Estate Investment Trust Industry Index compiled by Media General Financial Services (the “Industry Index”) and the New York Stock Exchange Market Value Index. When this performance graph was prepared, the Industry Index was composed of those companies included in SIC Code 6798 (Real Estate Investment Trusts).

2.	Dividends are reinvested on the ex-dividend dates.

[CHART] The chart above was plotted using the following data:

	June 28, 1996	June 30, 1997	June 30, 1998	June 30, 1999	June 30, 2000	June 29, 2001
Liberte Investors	$100.00	$122.41	$104.29	$ 97.24	$ 93.13	$127.73
Industry Index	$100.00	$133.37	$138.39	$131.19	$130.45	$166.04
New York Stock Exchange Market	$100.00	$128.74	$161.12	$180.44	$178.99	$173.10

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of September 21, 2001 by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock, (ii) the sole executive officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Beneficial Owner	Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
Gerald J. Ford	9,364,739	(2)	46.23%
Hunter’s Glen/Ford, Ltd.
200 Crescent Court
Suite 1350
Dallas, Texas 75201
Edward W. Rose, III	972,114	(3)	4.8%
Jeremy B. Ford	596,500		2.9%
Gene H. Bishop	224,200	(4)	1.1%
Gary Shultz	5,000		*
Harvey B. Cash	-0-		N/A
All executive officers and directors as a group
(6 persons)	10,566,053		52.2%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities.

(2)	Includes 8,002,439 shares of common stock owned through Hunter’s Glen; 765,800 shares of common stock owned through Turtle Creek Revocable Trust; and 596,500 shares owned by Jeremy B. Ford, Mr. Ford’s son. Because Mr. Ford is one of two general partners of Hunter’s Glen, and the sole shareholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares of common stock that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Revocable Trust, Mr. Ford is considered the beneficial owner of the shares of common stock that Turtle Creek owns.

(3)	Willowwood Partners, L.P. owns 952,114 shares. Because Mr. Rose is the owner of Cardinal Portfolios Company, the general partner of Willowwood, he is also considered the beneficial owner of the shares that Willowwood owns. Willowwood and Mr. Rose share voting and investment power over the 952,114 shares. Trusts established for the benefit of Mr. Rose and his descendants own 20,000 shares of common stock. As the investment trustee and beneficiary under such trusts, Mr. Rose is considered the beneficial owner of the 20,000 shares of common stock that such trusts own. Mr. Rose possesses sole voting and investment power over the 20,000 shares owned by such trusts.

(4)	Includes 200,000 shares of common stock held by Mr. Bishop directly; 8,500 shares held by Mr. Bishop as trustee of the JHB 1994 Trust, a trust created for the benefit of Mr. Bishop’s son; 5,200 shares held by Mr. Bishop as custodian for Andrew Taylor Morris, Mr. Bishop’s step-son; 5,200 shares held by John Hulen Bishop, Mr. Bishop’s son; and 5,300 shares held by Kathryne Martin Morris, Mr. Bishop’s step-daughter.

10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights

     Hunter’s Glen and the Company have entered into a Registration Rights Agreement dated August 16, 1996 (the “Purchaser Registration Rights Agreement”), pursuant to which Hunter’s Glen and certain subsequent holders of the shares of common stock (the “Hunter’s Glen Shares”) were granted certain registration rights with respect to their shares until (i) such shares have been sold pursuant to a resale registration statement filed with the SEC, (ii) such shares have been sold under the safe-harbor provision of Rule 144 under the Securities Act of 1933, as amended, or (iii) such shares have been otherwise transferred and the Company has issued new stock certificates representing such shares without a legend restricting further transfer. The holders of not less than 20% of the Hunter’s Glen Shares may require the Company to file a shelf registration statement registering their sale of such shares. The Company will be required to maintain the effectiveness of such registration statement for two years. In addition, the holders of not less than 20% of the Hunter’s Glen Shares may make two demands upon the Company to register their sale of such shares in underwritten offerings, provided that the shares to be sold have a fair market value in excess of $5.0 million. Finally, the holders of the Hunter’s Glen Shares may require the Company to register the sale of their shares if the Company proposes to file a registration statement under the Securities Act of 1933 for its account or the account of its security holders, other than a registration statement concerning a business combination, an exchange of securities or an employee benefit plan. The holders of these registration rights may exercise them at any time until the holders of such shares own an aggregate of less than 5% of the outstanding shares of common stock and are no longer affiliates of the Company under the United States federal securities laws. The Company will bear all of the expenses of these registrations, except any underwriters’ commissions, discounts and fees, and the fees and expenses of any legal counsel to the holders of the Hunter’s Glen Shares. Hunter’s Glen owns 8,002,439 shares of common stock. Because Gerald J. Ford is one of two general partners of Hunter’s Glen, and the sole shareholder of Ford Diamond Corporation, the other general partner of Hunter’s Glen, he is considered the beneficial owner of the shares of common stock that Hunter’s Glen owns.

DIRECTOR AND OFFICER INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and its executive officer pursuant to which the Company has agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of the Company or a subsidiary of the Company, or another entity at the Company’s request, unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any claim relating to an indemnifiable event. The reviewing party will determine the amount to be deposited in the trust. An indemnitee’s rights under the indemnification agreements are not exclusive of any other rights under the Company’s Certificate of Incorporation or Bylaws or applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officer and beneficial owners of more than 10% of its shares of common stock to file with the SEC and the New York Stock Exchange initial reports of ownership of shares of common stock and reports of changes in ownership. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company by its directors, executive officer and beneficial owners of more than 10% of its shares of common stock, and written representations that no other reports were required with respect to the fiscal year ended June 30, 2001, the Company believes that all persons required to comply with Section 16(a) complied with all applicable Section 16(a) filing requirements for such year on a timely basis.

ADDITIONAL INFORMATION

Stockholder Proposals

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at 200 Crescent Court, Suite 1365, Dallas, Texas 75201, so that the Secretary receives it no later than May 31, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2002 Annual Meeting of Stockholders notifies the Company of such matter prior to August 14, 2002, the matter will be considered untimely, and the persons named on the proxy will have discretionary voting authority on the matter.

Information to Stockholders

     Any stockholder, upon written request made to the Company’s Secretary, at 200 Crescent Court, Suite 1365, Dallas, Texas 75201, will be provided, without charge, a copy of the Company’s annual report on Form 10-K (including the financial statements, financial statement schedules and a list briefly describing all exhibits) for the Company’s fiscal year ended June 30, 2001.

Annual Report

     The Company’s annual report to stockholders for the fiscal year ended June 30, 2001, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material.

By Order of the Board of Directors, /s/ Ellen V. Billings Ellen V. Billings Secretary

Dallas, Texas October 5, 2001 12

APPENDIX 1

Liberté Investors Inc. Audit Committee Charter Adopted July 25, 2000

I.  PURPOSE OF THE COMMITTEE

The Audit Committee (the “Committee”) of Liberte Investors Inc. (the “Company”) is a Committee of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by viewing (i) the financial information which will be provided to the shareholders, potential shareholders, the investment community and others, (ii) the systems of internal controls which management and the Board of Directors have established, and (iii) the audit process.

II.   ORGANIZATION

The Committee will be organized as follows:

1.	Frequency of Meetings. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

2.	Size of Committee. The Committee shall have at least three members, who shall serve at the pleasure of the Board of Directors.

3.	Qualifications.

(a)	All members shall be independent directors, except that, in exceptional and unusual circumstances, one member of the Committee may not be an independent director if he or she is neither a current employee of the company nor a family member of an employee of the company, and the Board of Directors determines that the person’s Committee membership is required by the best interest of the Company and its shareholders. An “independent director” is a person who:

(1)	is not employed by the company or any of its affiliates for the current year or any of the past three years;

(2)	does not accept any compensation from the company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax re-qualified retirement plan, or non-discretionary compensation;

(3)	is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

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(4)	is not a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceeded 5% of the Company’s or the business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(5)	is not employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee; and

(6)	does not have a relationship that, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in that person’s home.

(b)	Each member shall be financially literate, as determined by the Board of Directors in its business judgment, or must become financially literate within a reasonable time period after his or her appointment to the Committee.

(c)	At least one member must have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment.

III.   ROLES AND RESPONSIBILITIES

In meeting its responsibilities, the Committee will:
1.	Charter. Review and update the Committee’s charter annually.

2.	Accountability. Confirm with the independent accountant the accountant’s ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders, and these shareholder representatives’ ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

3.	Independence. Take action, or recommend that the full Board of Directors take action, to oversee the independence of the independent accountant by, among other things, (i) receiving from the independent accountant a formal written statement delineating all relationships between the accountant and the Company, consistent with Independence Standards Board Standard 1, and (ii) actively engaging in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant.

4.	Risks. Discuss with management, the internal auditors, and the independent accountant the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

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5.	Review. Review the quarterly financial results with management and the independent accountant prior to the filing of the Company’s quarterly financial statement, discussing the results, especially significant changes to accounting principles, and any other matters required to be communicated by the independent accountant to the Committee under generally accepted auditing standards.

IV.  REPORTING REQUIREMENTS

The Committee Chairperson will update the full Board of Directors regarding the significant items of discussion during each of the Committee’s meetings. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate.

In addition to Board of Director communication, an Audit Committee Report containing the following information will be included in the annual proxy statement: (1) confirmation that the company has a formal, documented Audit Committee Charter, (2) the full text of the Audit Committee Charter at least once every three years and after any significant modification is approved by the Board of Directors, (3) whether the members of the Committee are independent and certain information about any committee member who is not independent, as required by the SEC, (4) whether the Committee has reviewed and discussed the audited financial statements with management, (5) whether the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (6) whether the Committee has received from the independent auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1, and had discussions with the independent auditors regarding the independent auditors’ independence, and (7) whether the Committee has recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s annual report on Form 10-K.

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LIBERTÉ INVESTORS INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting, November 9, 2001

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations which are FOR the election of the named nominees as directors and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at any time prior to the voting thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

LIBERTÉ INVESTORS INC.

P  R  O  X  Y

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT 10:00 AM, FRIDAY, NOVEMBER 9, 2001
CRESCENT CLUB, 200 CRESCENT COURT, 17TH FLOOR, DALLAS, TX 75201

     The undersigned hereby constitutes and appoints each of Gerald J. Ford and Ellen V. Billings his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Liberté Investors Inc. held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Liberté Investors Inc. to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, TX 75201, on November 9, 2001, at 10:00 a.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     ELECTION OF DIRECTORS: To elect each of Messrs. Gene H. Bishop, Harvey B. Cash, Jeremy B. Ford, Gerald J. Ford, Edward W. Rose, III and Gary Shultz to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

     The Board of Directors recommends a vote FOR the election of all nominees for director and FOR Proposal 2.

(SEE REVERSE SIDE)

LIBERTÉ INVESTORS INC. P.O. BOX 11160 NEW YORK, N.Y. 10203-0150

LIBERTÉ INVESTORS INC.

THIS IS YOUR PROXY

Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Liberté Investors Inc. for the Annual Meeting of Stockholders to be held on November 9, 2001, at 10:00 a.m. local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

DETACH PROXY CARD HERE

1. ELECTION OF DIRECTORS	FOR all nominees listed below	[_]	WITHHOLD AUTHORITY to vote for all nominees listed below	[_]	*EXCEPTIONS	[_]

Nominees: Messrs. Gene H. Bishop, Harvey B. Cash, Jeremy B. Ford, Gerald J. Ford, Edward W. Rose, III and Gary Shultz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions      ——————————————

2.	To ratify the election of KPMG LLP as independent accountants for the Company for the fiscal year ending June 30, 2002.

FOR [_]	AGAINST [_]	ABSTAIN [_]

This Proxy, when properly executed, will be voted in the manner directed herein and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes.

Change of Address and

or Comments Mark Here [_]

Joint owners must each sign. Please sign you name(s) EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title (PLEASE SIGN, DATE AND MAIL TODAY).

Date:     ——————————————, 2001

——————————————
Signature of Stockholder

——————————————
Signature of Stockholder

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

Votes MUST be indicated (x) in Black or Blue ink.

Please Detach Here

You must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope